EXHIBIT 5.1

[LETTERHEAD OF HOLME ROBERTS & OWEN LLP]

July 7, 2005

M.D.C. Holdings, Inc.
3600 S. Yosemite Street, Suite 900
Denver, CO 80237

Re:	M.D.C. Holdings, Inc. Form S-3 Registration Statement

Ladies and Gentlemen:

     We have acted as counsel to M.D.C. Holdings, Inc., a Delaware corporation (the “Company”), in connection with (i) the Company’s Registration Statement on Form S-3 (as amended, the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (as amended, the “Act”) on July 12, 2004 (File No. 333-117319), as amended on August 18, 2004, September 1, 2004 and September 7, 2004; (ii) the prospectus contained in the Registration Statement dated September 7, 2004, as supplemented by the prospectus supplement dated October 6, 2004 and the pricing supplement dated June 28, 2005 (the “Prospectus”) and (iii) the offering and sale by the Company pursuant to the Prospectus of its Medium Term Senior Notes (Fixed Rate Notes) Due July 1, 2015 (the “Notes”), which have been fully and unconditionally guaranteed by certain of its subsidiaries listed on Exhibit A (the “Guarantors”). The Notes, together with the guarantees issued by the Guarantors (the “Guarantees”), are described herein as the “Debt Securities.”

     All capitalized terms that are not defined herein shall have the meanings assigned to them in the Registration Statement.

     In connection with the Company’s and the Guarantors’ preparation and filing of the Registration Statement and their offering and sale of the Debt Securities, we have examined originals or copies of all documents, corporate records or other writings that we consider relevant for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures on all original documents, the legal competency of each individual executing any such documents, the authenticity of all documents submitted to

M.D.C. Holdings, Inc.
July 7, 2005

us as originals, and the conformity to original documents of all documents submitted to us as photocopies of originals. As to matters of fact not directly within our actual knowledge, we have relied upon certificates, telegrams and other documents from public officials in certain jurisdictions.

     In connection with this opinion, we have examined the following documents:

     1. The Certificate of Incorporation of the Company, as amended to date, certified as of a recent date by an officer of the Company;

     2. The Bylaws of the Company, as amended to date, certified as of a recent date by an officer of the Company;

     3. The Senior Indenture dated December 3, 2002 and the Supplemental Indenture dated October 6, 2004 (together, the “Indenture”), and the form of the Notes and the Guarantees, incorporated by reference as an exhibit to the Registration Statement;

     4. The Distribution Agreement dated October 6, 2004, among the Company, certain of its subsidiaries and Banc of America Securities LLC, BNP Paribas Securities Corp., Citigroup Global Markets Inc., Comerica Securities, Credit Suisse First Boston LLC, Deutsche Bank Securities Inc., Greenwich Capital Markets, Inc., J.P. Morgan Securities Inc., McDonald Investments Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, SunTrust Robinson Humphrey Capital Markets, UBS Securities LLC and Wachovia Capital Markets, LLC (the “Distribution Agreement”);

     5. The Purchase Agreement dated June 28, 2005, among the Company and Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Wachovia Capital Markets, LLC, Banc of America Securities LLC, BNP Paribas Securities Corp., Comerica Securities, Inc., Credit Suisse First Boston LLC, KeyBanc Capital Markets, Greenwich Capital Markets, Inc. and SunTrust Capital Markets, Inc. (the “Purchase Agreement”);

     6. The Prospectus;

M.D.C. Holdings, Inc.
July 7, 2005

     7. The Certificate or Articles of Incorporation, Certificate or Articles of Organization, Bylaws, Operating Agreements and Partnership Agreements, as applicable, of the Guarantors, as set forth on Exhibit A hereto, certified as of a recent date by an officer of the Guarantors (the “Guarantor Documents”);

     8. Resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof approving the terms of the Notes, certified as of a recent date by an officer of the Company;

     9. Resolutions adopted by the boards of directors or other governing bodies of each of the Guarantors authorizing the Guarantee to be entered into in connection with the Notes, certified as of a recent date by an officer of the Guarantors;

     10. Such other records of the corporate proceedings of the Company and Guarantors that we considered necessary or appropriate for the purpose of rendering this opinion;

     11. Such other certificates and assurances from public officials, officers and representatives of the Company that we considered necessary or appropriate for the purpose of rendering this opinion; and

     12. Such other documents that we considered necessary or appropriate for the purpose of rendering this opinion.

     On the basis of the foregoing examination, our reliance thereon, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that (subject to compliance with the pertinent provisions of the Act and, with respect to the Indentures (as defined below) and the Debt Securities, the Trust Indenture Act of 1939, as amended, and to compliance with such securities or “blue sky” laws of any jurisdiction as may be applicable, as to which we express no opinion):

     When (a) the Debt Securities in substantially the form contained in the Indenture shall have been issued, executed and delivered by the Company to U.S. Bank National Association, as Trustee under the Indenture (the “Trustee”) for authentication in accordance with the Indenture and shall have been

M.D.C. Holdings, Inc.
July 7, 2005

authenticated and delivered by the Trustee in accordance with the Indenture, and (b) the Debt Securities shall have been paid for as described in the Registration Statement, in accordance with the terms and conditions of the Distribution Agreement and the Purchase Agreement, and in a manner contemplated in the Registration Statement, including the Prospectus Supplement dated October 6, 2004 and the Pricing Supplement dated June 28, 2005, relating to such Debt Securities, (i) the Notes will be duly authorized by the Company and will be valid and binding obligations of the Company; and (ii) the Guarantees will be duly authorized by the respective Guarantors and will be valid and binding obligations of the Guarantors; in each case subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement, or similar laws affecting the enforcement of creditors’ rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or conveyances or preferential transfers or conveyances) and general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

     The opinions expressed herein are limited to the laws of the States of Colorado and New York and the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws) (the “DGCL”) and the federal laws of the United States of America.

     This opinion may be incorporated by reference as an exhibit to the Registration Statement. Consent is also given to the reference to this firm under the caption “Legal Matters” in the prospectus contained in the Registration Statement. In giving this consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

     The opinions expressed herein are rendered as of the date hereof. We do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect the opinions expressed herein, including without limitation, future changes in applicable law. This letter is our opinion as to certain legal conclusions as specifically set forth herein and is not and should not be deemed to be a representation or opinion as to any factual

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matters. The opinions expressed herein may not be quoted in whole or in part or otherwise used or referred to in connection with any other transactions.

Very truly yours,

HOLME ROBERTS & OWEN LLP

By:	/s/ Garth B. Jensen

Garth B. Jensen
Partner

Exhibit A

Guarantor Documents

M.D.C. Land Corporation

Articles of Incorporation of M.D.C. Land Corporation

By-Laws of M.D.C. Land Corporation

RAH of Florida, Inc.

Articles of Incorporation of Richmond American Homes of RAH Florida, Inc.

By-Laws of Richmond American Homes of Florida, Inc.

RAH of Texas, LP

     Certificate of Limited Partnership for RAH of Texas, LP (A Colorado Limited Partnership)

     Agreement of Limited Partnership of RAH of Texas, LP

RAH Texas Holdings, LLC

Articles of Organization of RAH Texas Holdings, LLC

Operating Agreement of RAH Texas Holdings, LLC

Richmond American Construction, Inc.

Certificate of Incorporation of Richmond American Construction, Inc

By-Laws of Richmond American Construction, Inc.

Richmond American Homes of Arizona, Inc.

Certificate of Incorporation of Richmond American Homes of Arizona, Inc.

By-Laws of Richmond American Homes of Arizona, Inc.

Richmond American Homes of California, Inc.

Articles of Incorporation of Richmond American Homes of California, Inc.

By-Laws of Richmond American Homes of California, Inc.

Richmond American Homes of Colorado, Inc.

Certificate of Incorporation of Richmond American Homes of Colorado, Inc.

By-Laws of Richmond American Homes of Colorado, Inc.

Richmond American Homes of Delaware, Inc.

Articles of Incorporation of Richmond American Homes of Delaware, Inc.

Bylaws of Richmond American Homes of Delaware, Inc.

Richmond American Homes of Florida, LP

Certificate of Limited Partnership of Richmond American Homes of Florida, LP

Agreement of Limited Partnership of Richmond American Homes of Florida, LP

Richmond American Homes of Illinois, Inc.

Articles of Incorporation of Richmond American Homes of Illinois, Inc.

Bylaws of Richmond American Homes of Illinois, Inc.

Richmond American Homes of Maryland, Inc.

Articles of Incorporation of Richmond American Homes of Maryland, Inc.

By-Laws of Richmond American Homes of Maryland, Inc.

Richmond American Homes of Nevada, Inc.

Articles of Incorporation of Richmond American Homes of Nevada, Inc.

By-Laws of Richmond American Homes of Nevada, Inc.

Richmond American Homes of New Jersey, Inc.

Articles of Incorporation of Richmond American Homes of New Jersey, Inc.

Bylaws of Richmond American Homes of New Jersey, Inc.

Richmond American Homes of Pennsylvania, Inc.

Articles of Incorporation of Richmond American Homes of Pennsylvania, Inc.

Bylaws of Richmond American Homes of Pennsylvania, Inc.

Richmond American Homes of Texas, Inc.

Articles of Incorporation of Richmond American Homes of Texas, Inc.

By-Laws of Richmond American Homes of Texas, Inc.

Richmond American Homes of Utah, Inc.

Articles of Incorporation of Richmond American Homes of Utah, Inc.

By-Laws of Richmond American Homes of Utah, Inc.

Richmond American Homes of Virginia, Inc.

Articles of Incorporation of Richmond American Homes of Virginia, Inc.

By-Laws of Richmond American Homes of Virginia, Inc.

Richmond American Homes of West Virginia, Inc.

Articles of Incorporation of Richmond Homes of West Virginia, Inc.

By-Laws of Richmond American Homes of West Virginia, Inc.